Exhibit 99.1

press release
November 4, 2026

Radian Announces Third Quarter 2026 Financial Results

— Third quarter revenue grew 106% year over year; Specialty represented 57% of net premiums earned —

— Specialty delivered strong underwriting performance, benefiting from a benign catastrophe quarter —

— Primary mortgage insurance in force continued to grow, reaching a record $286 billion —

— Third quarter total segment Combined Ratio of 61% —

— Third quarter diluted net income from continuing operations per share of $1.28, with adjusted diluted net operating income per share of $1.44 —

— Third quarter return on equity from continuing operations of 15%, with adjusted net operating return on equity of 16% —

— Year-to-date share repurchases total $379 million, or 8% of shares outstanding, including $135 million of shares repurchased in the third quarter and an additional $117 million of shares repurchased in October —

WAYNE, PA. November 4, 2026 - Radian Group Inc. (NYSE: RDN) today reported net income from continuing operations of $172 million, or $1.28 per diluted share, for the quarter ended September 30, 2026. This compares with net income from continuing operations of $153 million, or $1.11 per diluted share, for the quarter ended September 30, 2025.

Pretax income from continuing operations for the quarter ended September 30, 2026, was $228 million compared to $199 million for the quarter ended September 30, 2025. The results for the third quarter of 2026 reflect the impact of $21 million from purchase accounting adjustments, amortization of acquired intangible assets and acquisition-related expenses related to the company’s acquisition of Inigo.

Adjusted pretax operating income for the quarter ended September 30, 2026, was $254 million compared to $206 million for the quarter ended September 30, 2025. Adjusted diluted net operating income per share for the quarter ended September 30, 2026, was $1.44 compared to $1.15 for the quarter ended September 30, 2025.

Key Financial Highlights	Quarter ended
($ in millions, except per-share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Consolidated
Total revenues	$624	$575	$303
Net premiums earned	$548	$504	$237
Net investment income	$77	$75	$63
Net income	$164	$116	$141
Net income from continuing operations	$172	$118	$153
Diluted net income from continuing operations per share	$1.28	$0.87	$1.11
Pretax income from continuing operations	$228	$151	$199
Adjusted pretax operating income (1)	$254	$196	$206
Adjusted diluted net operating income per share (1)	$1.44	$1.14	$1.15
Return on equity from continuing operations	14.6%	9.8%	13.4%
Adjusted net operating return on equity (1)	16.3%	12.9%	13.9%
Segment information (2)
Combined Ratio - Mortgage	36.6%	35.8%	27.0%
Combined Ratio - Specialty	80.4%	97.7%	N/A
New insurance written - Mortgage	$14,688	$16,331	$15,497
Gross premiums written - Specialty	$310	$504	N/A

	As of
($ in millions, except per-share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Consolidated
Book value per share	$35.78	$36.00	$34.34
Accumulated other comprehensive income (loss) value per share	$(3.32)	$(1.99)	$(1.67)
Available holding company liquidity (3)	$376	$412	$995
Total investments	$6,981	$6,986	$5,852
Assets held for sale	$35	$64	$723
Liabilities held for sale	$17	$30	$550
Segment information
PMIERs Available Assets	$5,329	$5,349	$5,958
PMIERs excess Available Assets	$1,478	$1,450	$1,876
Primary mortgage insurance in force	$285,680	$284,035	$280,559
Percentage of primary loans in default	2.68%	2.47%	2.42%

N/A – Not applicable

(1)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are on a continuing operations basis and are non-GAAP financial measures on a consolidated basis. For definitions and reconciliations of these measures to the comparable GAAP measures, see Exhibits F and G.
(2)
See Exhibit E for additional segment information.
(3)
Represents Radian Group’s available liquidity without considering available capacity under its unsecured revolving credit facility of $500 million.

Book value per share at September 30, 2026, was $35.78 compared to $36.00 at June 30, 2026, and $34.34 at September 30, 2025. This represents 4.2% growth in book value per share at September 30, 2026, as compared to September 30, 2025, and includes accumulated other comprehensive income (loss) of $(3.32) per share as of September 30, 2026, and $(1.67) per share as of September 30, 2025. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“Radian delivered an excellent third quarter, with strong contributions from both our Mortgage Insurance and Specialty Insurance businesses. Total revenue more than doubled year-over-year with the addition of Inigo, and the strategic rationale for the acquisition is already showing up in our results,” said Radian CEO Mike Weinbach. “With two strong insurance businesses, disciplined underwriting, and significant financial flexibility, we’re focused on executing and creating long-term value for shareholders.”

THIRD QUARTER RESULTS OF OPERATIONS

Mortgage

The Mortgage segment reported adjusted pretax operating income of $206 million for the quarter. Key drivers of the Mortgage segment’s third quarter results include:

▪
Primary Insurance in Force of $286 billion, an increase of 2% year-over-year
▪
New Insurance Written of $15 billion, a decrease of 5% year-over-year
▪
Annualized persistency for the quarter of 83%, compared to 84% for the third quarter of 2025
▪
Net premiums earned and in-force portfolio premium yield remained stable at $237 million and 38 basis points, respectively
▪
Provision for losses of $32 million, which included favorable reserve development on prior period defaults of $26 million
▪
Mortgage segment Combined Ratio of 37%, including an Expense Ratio of 23%
▪
See Exhibit E for additional segment information

Specialty

The Specialty segment reported adjusted pretax operating income of $86 million for the quarter. Key drivers of the Specialty segment’s third quarter results include:

▪
Total gross premiums written of $310 million
▪
Direct gross premiums written of $151 million
▪
Assumed gross premiums written of $159 million
▪
Net premiums earned of $311 million
▪
Provision for losses of $148 million, reflecting a benign quarter for catastrophe losses. The provision for losses this quarter also included favorable reserve development on prior accident year loss reserves of $43 million.
▪
Specialty segment Combined Ratio of 80%
▪
See Exhibit E for additional segment information and Exhibit J for supplemental information related to Inigo’s financial results for periods prior to the acquisition

CAPITAL AND LIQUIDITY UPDATE

Radian Group

▪
In January 2026, Radian Group drew $200 million on its unsecured revolving credit facility. The company fully repaid this borrowing as of September 30, 2026.
▪
During the third quarter of 2026, the company repurchased 3.7 million shares of Radian Group common stock at a total cost of $135 million. In addition, in October the company repurchased 3.5 million shares of Radian Group common stock at a total cost of $117 million.

▪
Current repurchases are being made pursuant to the $750 million authorization approved by Radian Group’s board of directors in May 2025. Following the October share repurchases, purchase authority of up to $484 million remained available under this authorization, which is scheduled to expire in December 2027.
▪
Radian Group paid a dividend on its common stock in the amount of $0.255 per share, totaling $34 million, in the third quarter of 2026.
▪
Radian Group’s available liquidity was $376 million as of September 30, 2026. In addition, Radian Group maintained $500 million of undrawn capacity under its unsecured revolving credit facility as of September 30, 2026.
▪
As previously disclosed, in October 2026, Inigo’s letter of credit facility supporting its Funds at Lloyd’s requirements was amended and extended, with Radian Group becoming guarantor, facilitating an increase in commitments from $620 million to $880 million and improved pricing under the facility.

Radian Guaranty

▪
Radian Guaranty distributed $515 million to Radian Group in the first nine months of 2026, including a $175 million ordinary dividend in the third quarter of 2026.
▪
Subject to prior approval from the Pennsylvania Insurance Department, Radian Guaranty expects to pay $145 million in ordinary dividends in the fourth quarter of 2026, resulting in over $650 million in total ordinary dividends to Radian Group during 2026.
▪
At September 30, 2026, Radian Guaranty’s Available Assets under PMIERs totaled $5.3 billion, resulting in PMIERs excess Available Assets of $1.5 billion.
▪
Consistent with our use of risk distribution strategies to effectively manage capital and proactively mitigate risk, in the third quarter of 2026, Radian Guaranty entered into an excess of loss (XOL) reinsurance arrangement with a panel of highly rated third-party reinsurance providers. The agreement, which went into effect on September 1, 2026, secures approximately $125 million of XOL reinsurance coverage on certain policies written from January 1, 2023 through June 30, 2024.

STRATEGIC UPDATE

Discontinued Operations

▪
As an update to the divestiture plan announced in 2025, during the first quarter of 2026, Radian made the decision to wind down its Mortgage Conduit business following an evaluation of divestment opportunities. As of September 30, 2026, this wind down was substantially complete.
▪
In August, the company completed the sale of its Real Estate Services business to a real estate technology and services company, and has also entered into a definitive agreement to sell its Title business to the same company. The pending sale of its Title business is subject to satisfaction of customary closing conditions, including obtaining required regulatory approvals.
▪
The remaining net carrying value of the assets and liabilities held for sale related to these businesses was $17 million as of September 30, 2026.
▪
Additional details regarding discontinued operations may be found in Exhibit D.

CONFERENCE CALL

Radian will discuss third quarter 2026 financial results in a conference call tomorrow, Thursday, November 5, 2026, at 9:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at www.radian.com/for-investors/investor-events or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at www.radian.com/for-investors/investor-events.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, each from continuing operations (non-GAAP measures on a consolidated basis) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. These measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on financial instruments and foreign exchange, (ii) amortization of other acquired intangible assets, (iii) other purchase accounting adjustments, net, and (iv) acquisition-related expenses and other non-operating items, such as impairment of internal-use software and other long-lived assets and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN) is a trusted, global multi-line specialty insurer that helps businesses navigate risk with confidence. Built on financial strength and disciplined risk management, Radian brings clarity to complex risk decisions through its proprietary view of risk and a global perspective. Visit www.radian.com to learn how our collaborative and customer-centric culture transforms risk into a world of opportunity.

Contact:

For Investors

Bob Lally - Phone: 215.231.1570

email: robert.lally@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A

	2026			2025
(In thousands, except per-share amounts)	Qtr 3	Qtr 2	Qtr 1 (2)	Qtr 4	Qtr 3
Revenues
Net premiums earned	$548,283	$503,712	$402,528	$237,192	$237,103
Net investment income	77,267	74,696	69,698	62,683	63,399
Net gains (losses) on financial instruments and foreign exchange	(4,026)	(5,789)	(8,879)	(1,159)	1,285
Other income	2,587	2,340	2,990	1,796	1,399
Total revenues	624,111	574,959	466,337	300,512	303,186
Expenses
Provision for losses	176,901	194,945	107,933	21,588	17,886
Amortization of deferred policy acquisition costs and value of business acquired (“VOBA”)	81,003	90,503	62,069	4,280	7,166
Other operating expenses	110,611	110,586	98,169	56,417	62,256
Interest expense	21,427	22,312	20,594	17,189	17,184
Amortization of other acquired intangible assets	5,883	5,896	3,909	—	—
Total expenses	395,825	424,242	292,674	99,474	104,492
Pretax income from continuing operations	228,286	150,717	173,663	201,038	198,694
Income tax provision	56,079	32,489	44,197	42,236	45,892
Net income from continuing operations	172,207	118,228	129,466	158,802	152,802
Income (loss) from discontinued operations, net of tax	(8,552)	(2,314)	(5,373)	(3,959)	(11,359)
Net income	$163,655	$115,914	$124,093	$154,843	$141,443

Diluted net income per share
Net income from continuing operations	$1.28	$0.87	$0.93	$1.15	$1.11
Income (loss) from discontinued operations, net of tax	(0.06)	(0.02)	(0.04)	(0.03)	(0.08)
Diluted net income per share	$1.22	$0.85	$0.89	$1.12	$1.03

(1)
See Exhibit D for additional details.
(2)
Includes Inigo results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B

The calculation of basic and diluted net income per share is as follows.

	2026			2025
(In thousands, except per-share amounts)	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Net income from continuing operations	$172,207	$118,228	$129,466	$158,802	$152,802
Income (loss) from discontinued operations, net of tax	(8,552)	(2,314)	(5,373)	(3,959)	(11,359)
Net income—basic and diluted	$163,655	$115,914	$124,093	$154,843	$141,443

Average common shares outstanding—basic	133,160	135,355	137,004	137,032	137,003
Dilutive effect of share-based compensation arrangements (2)	1,225	928	1,481	1,218	923
Adjusted average common shares outstanding—diluted	134,385	136,283	138,485	138,250	137,926

Net income per share
Basic
Net income from continuing operations	$1.29	$0.87	$0.94	$1.16	$1.12
Income (loss) from discontinued operations, net of tax	(0.06)	(0.02)	(0.04)	(0.03)	(0.08)
Basic net income per share	$1.23	$0.85	$0.90	$1.13	$1.04

Diluted
Net income from continuing operations	$1.28	$0.87	$0.93	$1.15	$1.11
Income (loss) from discontinued operations, net of tax	(0.06)	(0.02)	(0.04)	(0.03)	(0.08)
Diluted net income per share	$1.22	$0.85	$0.89	$1.12	$1.03

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (2)	Qtr 4	Qtr 3
Shares of common stock equivalents	—	315	—	—	—

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands, except per-share amounts)	2026	2026	2026	2025	2025
Assets
Investments	$6,980,964	$6,986,457	$7,040,322	$5,987,318	$5,852,034
Cash	40,921	119,047	55,445	24,829	15,258
Restricted cash	64,796	36,000	32,534	10	11
Accrued investment income	55,439	56,263	51,497	40,285	43,031
Premiums and other receivables	722,865	812,176	665,910	120,197	128,765
Reinsurance recoverable	383,641	381,405	356,521	48,806	44,837
Deferred policy acquisition costs and VOBA	153,281	180,884	188,673	19,018	16,711
Goodwill and other acquired intangible assets	410,650	414,842	420,738	—	—
Prepaid federal income taxes	1,062,640	1,058,060	1,056,329	1,056,329	1,012,629
Other assets	494,153	546,691	504,347	351,337	369,013
Assets held for sale	34,552	64,495	280,060	474,268	722,514
Total assets	$10,403,902	$10,656,320	$10,652,376	$8,122,397	$8,204,803
Liabilities and stockholders’ equity
Reserve for losses and loss adjustment expense	$2,007,328	$1,911,780	$1,822,619	$399,946	$387,650
Unearned premiums	903,989	1,015,963	856,058	159,341	166,165
Short-term borrowings	548,424	535,108	494,730	33,320	50,679
Long-term borrowings	621,286	696,895	773,946	1,075,795	1,076,973
Net deferred tax liability	922,410	962,163	978,540	942,193	910,256
Other liabilities	733,273	696,238	697,989	366,470	410,232
Liabilities held for sale	17,402	29,694	219,233	363,818	550,399
Total liabilities	5,754,112	5,847,841	5,843,115	3,340,883	3,552,354
Common stock	152	156	156	157	157
Treasury stock	(1,010,462)	(1,009,701)	(991,427)	(989,745)	(989,352)
Additional paid-in capital	662,004	783,231	842,235	861,211	855,320
Retained earnings	5,429,208	5,300,213	5,220,411	5,132,050	5,012,742
Accumulated other comprehensive income (loss)	(431,112)	(265,420)	(262,114)	(222,159)	(226,418)
Total stockholders’ equity	4,649,790	4,808,479	4,809,261	4,781,514	4,652,449
Total liabilities and stockholders’ equity	$10,403,902	$10,656,320	$10,652,376	$8,122,397	$8,204,803
Shares outstanding	129,945	133,556	134,845	135,498	135,473
Book value per share	$35.78	$36.00	$35.67	$35.29	$34.34

Holding company debt-to-capital ratio (1)	18.7%	19.2%	20.2%	18.3%	18.7%

(1)
Calculated as the aggregate carrying value of our senior notes, which were issued and are owed by our holding company, and any outstanding borrowings under our revolving credit facility, divided by the carrying value of our senior notes, any outstanding borrowings under our revolving credit facility and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to other borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 4)

Net Premiums Earned

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Mortgage
Direct	$270,388	$269,537	$268,902	$268,465	$266,093
Ceded (2)	(33,603)	(33,188)	(30,725)	(31,273)	(28,990)
Net premiums earned	236,785	236,349	238,177	237,192	237,103
Specialty
Direct	153,942	146,061	108,987	N/A	N/A
Assumed	259,116	190,077	94,498	N/A	N/A
Ceded	(101,560)	(68,775)	(39,134)	N/A	N/A
Net premiums earned	311,498	267,363	164,351	N/A	N/A
Total
Direct	424,330	415,598	377,889	268,465	266,093
Assumed	259,116	190,077	94,498	N/A	N/A
Ceded	(135,163)	(101,963)	(69,859)	(31,273)	(28,990)
Total net premiums earned	$548,283	$503,712	$402,528	$237,192	$237,103

(1)
For Specialty, includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Includes profit commission under our Mortgage segment’s QSR Program.

Net Investment Income

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Fixed maturities	$71,510	$67,992	$60,370	$51,655	$57,614
Equity securities	1,192	1,116	1,160	1,798	2,446
Short-term investments	5,354	6,508	9,322	10,362	4,503
Other (2)	(789)	(920)	(1,154)	(1,132)	(1,164)
Net investment income	$77,267	$74,696	$69,698	$62,683	$63,399

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Primarily includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 4)

Provision for Losses

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Mortgage
Current period (2)	$58,326	$49,387	$59,839	$57,047	$52,963
Prior period (3)	(26,297)	(19,969)	(35,563)	(35,459)	(35,077)
Provision for losses - Mortgage	32,029	29,418	24,276	21,588	17,886

Specialty
Current period (4)	191,105	193,410	98,846	N/A	N/A
Prior period (5)	(42,827)	(24,171)	(12,578)	N/A	N/A
Provision for losses - Specialty	148,278	169,239	86,268	N/A	N/A

VOBA - reserves amortization (6)	(3,406)	(3,712)	(2,611)	N/A	N/A
Total provision for losses	$176,901	$194,945	$107,933	$21,588	$17,886

(1)
For Specialty provision for losses and VOBA - reserves amortization, includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(3)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.
(4)
Related to provision for losses and loss adjustment expenses for insured events occurring during the current accident period, including estimates for both reported claims and incurred but not reported claims.
(5)
Related to changes in estimates of losses and loss adjustment expenses related to prior accident years.
(6)
Represents positive amortization of the VOBA intangible asset attributable to reserves.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 3 of 4)

Amortization of deferred policy acquisition costs and VOBA

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Amortization of deferred policy acquisition costs
Mortgage	$6,979	$6,881	$6,899	$4,280	$7,166
Specialty	59,685	52,937	29,065	N/A	N/A
Purchase accounting adjustments	(25,563)	(37,128)	(30,001)	N/A	N/A
Amortization of deferred policy acquisition costs	41,101	22,690	5,963	4,280	7,166
Amortization of VOBA	39,902	67,813	56,106	N/A	N/A
Amortization of deferred policy acquisition costs and VOBA	$81,003	$90,503	$62,069	$4,280	$7,166

(1)
For Specialty, purchase accounting adjustments and amortization of VOBA, includes results from the date of acquisition, February 2, 2026.

Other Operating Expenses

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Salaries and other base employee expenses	$31,369	$34,779	$32,972	$25,086	$24,259
Variable and share-based incentive compensation	29,678	29,899	13,051	16,768	16,115
Other general operating expenses (2)	58,615	54,515	60,366	22,589	29,438
Ceding commissions	(9,051)	(8,607)	(8,220)	(8,026)	(7,556)
Total	$110,611	$110,586	$98,169	$56,417	$62,256

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Includes acquisition-related expenses of $4 million, $7 million and $22 million in the third, second and first quarters of 2026, respectively, and $2 million and $9 million in the fourth and third quarters of 2025, respectively.

Interest Expense

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Senior notes	$15,859	$15,848	$15,839	$15,829	$15,819
Letter of credit fees (1)	3,571	3,533	2,290	—	—
Revolving credit facility	1,041	2,176	1,996	389	258
FHLB advances	956	755	469	458	1,107
Loss on extinguishment of debt	—	—	—	513	—
Total interest expense	$21,427	$22,312	$20,594	$17,189	$17,184

(1)
Represents interest expense on Inigo’s letter of credit facility and the first quarter of 2026 includes Inigo’s results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 4 of 4)

Discontinued Operations

	2026			2025
(In thousands)	Qtr 3 (1)	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Revenues
Net premiums earned	$5,285	$5,069	$5,037	$5,248	$4,624
Services revenue	7,140	13,332	13,656	13,640	12,352
Net investment income	157	1,516	5,091	7,089	10,744
Net gains (losses) on financial instruments and foreign exchange (2)	(3,684)	(129)	1,409	(576)	2,191
Income (loss) on consolidated VIEs	—	—	—	—	(2,129)
Other income	41	485	1,685	(176)	(332)
Total revenues	8,939	20,273	26,878	25,225	27,450
Expenses
Provision for losses	97	144	209	311	129
Cost of services	6,281	9,506	10,152	9,735	8,729
Other operating expenses	11,842	12,873	20,155	16,136	23,732
Interest expense	(78)	1,003	3,613	4,802	8,105
Total expenses	18,142	23,526	34,129	30,984	40,695
Pretax income (loss) from discontinued operations	(9,203)	(3,253)	(7,251)	(5,759)	(13,245)
Income tax provision (benefit)	(651)	(939)	(1,878)	(1,800)	(1,886)
Income (loss) from discontinued operations, net of tax	$(8,552)	$(2,314)	$(5,373)	$(3,959)	$(11,359)

(1)
Includes results from the Real Estate Services business up to the date of disposition, August 3, 2026.
(2)
Includes amounts recognized during the third quarter of 2026 related to the completed sale of the Real Estate Services business and the pending disposition of the Title business.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 1 of 4)

Effective with the first quarter of 2026, we have two reportable business segments that are managed separately, Mortgage and Specialty. In addition to these reportable segments, we report in a Corporate category activities that include: (i) income (losses) from assets held by Radian Group; (ii) interest expense from Radian Group’s borrowings, including the Intercompany Note with Radian Guaranty; and (iii) general corporate operating expenses not attributable or allocated to our reportable segments, related primarily to corporate oversight activities.

Following our decision to divest our Mortgage Conduit, Title and Real Estate Services businesses, the results for these businesses are reflected in income (loss) from discontinued operations, net of tax, in our condensed consolidated statements of operations for all periods presented. See Exhibit D for details on our discontinued operations.

Summarized financial information concerning our reportable segments, Mortgage and Specialty, and our Corporate activities for the periods indicated is as follows. Our senior management, including our Chief Executive Officer, uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our segments. On a consolidated basis, adjusted pretax operating income is a non-GAAP financial measure. For a definition of adjusted pretax operating income, along with a reconciliation to its most comparable GAAP measure, see Exhibits F and G.

	Three Months Ended September 30, 2026
(In thousands)	Mortgage	Specialty	Corporate	Inter- segment (1)	Total
Net premiums written	$231,795	$277,764	$—	$—	$509,559
(Increase) decrease in unearned premiums	4,990	33,734	—	—	38,724
Net premiums earned	236,785	311,498	—	—	548,283
Net investment income (1)	55,791	27,782	3,444	(9,750)	77,267
Other income	1,303	1,284	—	—	2,587
Total	293,879	340,564	3,444	(9,750)	628,137
Provision for losses	32,029	148,278	—	—	180,307
Amortization of deferred policy acquisition costs	6,979	59,685	—	—	66,664
Other operating expenses	47,629	42,565	15,845	—	106,039
Interest expense (1)	956	3,571	26,650	(9,750)	21,427
Total	87,593	254,099	42,495	(9,750)	374,437
Adjusted pretax operating income (loss)	$206,286	$86,465	$(39,051)	$—	$253,700

(1)
Net investment income for the Mortgage segment and interest expense for the Corporate category each include $10 million related to interest on an intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition, which are eliminated in consolidation.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 2 of 4)

	Three Months Ended September 30, 2025
(In thousands)	Mortgage	Specialty (1)	Corporate	Inter- segment	Total
Net premiums written	$235,733	N/A	$—	$—	$235,733
(Increase) decrease in unearned premiums	1,370	N/A	—	—	1,370
Net premiums earned	237,103	N/A	—	—	237,103
Net investment income	51,965	N/A	11,434	—	63,399
Other income	1,399	N/A	—	—	1,399
Total	290,467	N/A	11,434	—	301,901
Provision for losses	17,886	N/A	—	—	17,886
Amortization of deferred policy acquisition costs	7,166	N/A	—	—	7,166
Other operating expenses	39,159	N/A	14,414	—	53,573
Interest expense	1,107	N/A	16,077	—	17,184
Total	65,318	N/A	30,491	—	95,809
Adjusted pretax operating income (loss)	$225,149	N/A	$(19,057)	$—	$206,092

(1)
See Exhibit J for details.

Mortgage

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Net premiums written	$231,795	$232,554	$233,265	$234,431	$235,733
(Increase) decrease in unearned premiums	4,990	3,795	4,912	2,761	1,370
Net premiums earned	236,785	236,349	238,177	237,192	237,103
Net investment income (1)	55,791	55,614	53,327	50,140	51,965
Other income	1,303	1,258	1,663	1,796	1,399
Total	293,879	293,221	293,167	289,128	290,467
Provision for losses	32,029	29,418	24,276	21,588	17,886
Amortization of deferred policy acquisition costs	6,979	6,881	6,899	4,280	7,166
Other operating expenses	47,629	48,347	40,723	40,808	39,159
Interest expense	956	754	470	458	1,107
Total	87,593	85,400	72,368	67,134	65,318
Adjusted pretax operating income	$206,286	$207,821	$220,799	$221,994	$225,149

(1)
Net investment income for each quarter of 2026 includes $10 million related to interest receivable on the intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition. A corresponding amount is reported as interest expense for the Corporate category and eliminated in consolidation.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 3 of 4)

Specialty

	2026			2025 (1)
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (2)	Qtr 4	Qtr 3
Net premiums written (3)	$277,764	$382,180	$148,483	N/A	N/A
(Increase) decrease in unearned premiums	33,734	(114,817)	15,868	N/A	N/A
Net premiums earned	311,498	267,363	164,351	N/A	N/A
Net investment income	27,782	24,902	16,899	N/A	N/A
Other income	1,284	1,082	1,327	N/A	N/A
Total	340,564	293,347	182,577	N/A	N/A
Provision for losses	148,278	169,239	86,268	N/A	N/A
Amortization of deferred policy acquisition costs	59,685	52,937	29,065	N/A	N/A
Other operating expenses	42,565	39,042	24,885	N/A	N/A
Interest expense	3,571	3,533	2,290	N/A	N/A
Total	254,099	264,751	142,508	N/A	N/A
Adjusted pretax operating income	$86,465	$28,596	$40,069	N/A	N/A

(1)
See Exhibit J for details.
(2)
From the date of acquisition, February 2, 2026.
(3)
Gross premiums written for the periods presented are as follows:

	2026			2025 (a)
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (b)	Qtr 4	Qtr 3
Gross premiums written	$309,995	$504,479	$161,952	N/A	N/A
(a)
See Exhibit J for details.
(b)
From the date of acquisition, February 2, 2026.

Corporate

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Net investment income	$3,444	$3,930	$9,222	$12,760	$11,434
Total	3,444	3,930	9,222	12,760	11,434
Other operating expenses	15,845	16,723	10,699	14,754	14,414
Interest expense (1)	26,650	27,775	27,584	16,435	16,077
Total	42,495	44,498	38,283	31,189	30,491
Adjusted pretax operating income (loss)	$(39,051)	$(40,568)	$(29,061)	$(18,429)	$(19,057)

(1)
Interest expense for each of the quarters of 2026 includes $10 million related to interest payable on the intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition. A corresponding amount is reported as net investment income for the Mortgage segment and eliminated in consolidation.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 4 of 4)

Selected Key Segment Ratios

	2026			2025
	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Mortgage
Loss Ratio (2)
Current period	24.6%	20.9%	25.1%	24.0%	22.3%
Prior period development	(11.1)%	(8.5)%	(14.9)%	(14.9)%	(14.8)%
Total Loss Ratio	13.5%	12.4%	10.2%	9.1%	7.5%
Expense Ratio (3)	23.1%	23.4%	20.0%	19.0%	19.5%
Combined Ratio (4)	36.6%	35.8%	30.2%	28.1%	27.0%

Specialty
Loss Ratio (2)
Current period	61.3%	72.3%	60.2%	N/A	N/A
Prior period development	(13.7)%	(9.0)%	(7.7)%	N/A	N/A
Total Loss Ratio	47.6%	63.3%	52.5%	N/A	N/A
Expense Ratio (3)	32.8%	34.4%	32.8%	N/A	N/A
Combined Ratio (4)	80.4%	97.7%	85.3%	N/A	N/A

Total Combined Ratio (4)	61.5%	68.6%	52.7%	28.1%	27.0%

(1)
For Specialty, includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Calculated as each segment’s provision for losses expressed as a percentage of net premiums earned.
(3)
Calculated as each segment’s operating expenses (which consist of amortization of deferred policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.
(4)
Combined ratio is a commonly used measure of insurance underwriting performance that provides an indication of underwriting profitability for our insurance segments. Each segment’s Combined Ratio is calculated as the sum of that segment’s Loss Ratio and Expense Ratio. Total Combined Ratio is calculated based on the aggregate provision for losses and operating expenses of the insurance segments divided by their aggregate net premiums earned.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company on a continuing operations basis, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

The results of our Mortgage Conduit, Title and Real Estate Services businesses are included in income (loss) from discontinued operations, net of tax, for all periods presented herein. The calculation of adjusted pretax operating income, as detailed below, excludes income (loss) from discontinued operations, net of tax, for all periods presented herein. As a result, the calculations of adjusted diluted net operating income per share and adjusted net operating return on equity also exclude income (loss) from discontinued operations, net of tax, for all periods presented herein.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on financial instruments and foreign exchange, (ii) amortization of other acquired intangible assets, (iii) other purchase accounting adjustments, net, and (iv) acquisition-related expenses and other non-operating items, such as impairment of internal-use software and other long-lived assets and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss) from continuing operations. These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on financial instruments and foreign exchange. The recognition of realized gains or losses on financial instruments and foreign currency exchange gains or losses can vary significantly across periods as such amounts are influenced by discretionary actions, including the timing of individual securities transactions, as well as by market conditions, our tax and capital profile, foreign currency movements, and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities and from changes in foreign exchange rates affecting monetary assets and liabilities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses, foreign currency exchange impacts, and changes in fair value of financial instruments.
(2)
Amortization of other acquired intangible assets. Amortization of other acquired intangible assets represents the periodic expense required to amortize the cost of acquired intangible assets over their estimated useful lives. Acquired intangible assets are also periodically reviewed for potential impairment, and impairment adjustments are made whenever appropriate. We do not view these charges as part of the operating performance of our primary activities.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

(3)
Other purchase accounting adjustments, net. Other purchase accounting adjustments include amortization related to VOBA and other impacts resulting from purchase accounting, such as the reversal of amortization related to Inigo’s historical deferred acquisition costs and capitalized software as of the acquisition date. These non-cash amounts arise from acquisition-related accounting requirements and do not necessarily reflect the underlying operating performance of the acquired business.
(4)
Acquisition-related expenses and other non-operating items. Acquisition-related expenses and other non-operating items include activities that we do not view to be indicative of our fundamental operating activities, such as: (i) acquisition-related income and expenses, (ii) impairment of internal-use software and other long-lived assets; and (iii) gains (losses) on extinguishment of debt.

See Exhibit G for the reconciliations of the most comparable GAAP measures, pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share and return on equity from continuing operations to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are not measures of overall profitability, and therefore, should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share or return on equity from continuing operations. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 2)

Reconciliation of Pretax Income from Continuing Operations to Adjusted Pretax Operating Income

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Pretax income from continuing operations	$228,286	$150,717	$173,663	$201,038	$198,694
Less reconciling income (expense) items
Net gains (losses) on financial instruments and foreign exchange	(4,026)	(5,789)	(8,879)	(1,159)	1,285
Amortization of other acquired intangible assets	(5,883)	(5,896)	(3,909)	—	—
Other purchase accounting adjustments, net (2)	(10,687)	(26,726)	(23,330)	—	—
Acquisition-related expenses and other non-operating items (3)	(4,818)	(6,721)	(22,026)	(1,368)	(8,683)
Total adjusted pretax operating income (4)	$253,700	$195,849	$231,807	$203,565	$206,092

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Primarily includes net VOBA asset and liability amortization of $36 million, $64 million and $53 million for the three months ended September 30, 2026, June 30, 2026 and March 31, 2026, respectively, partially offset by reversals of policy acquisition costs of $26 million, $37 million and $30 million, respectively. The policy acquisition costs are reflected in the Specialty segment results but eliminated under purchase accounting on a consolidated basis.
(3)
Acquisition-related expenses and other non-operating items for the first, second and third quarters of 2026 relate primarily to expenses associated with the Inigo acquisition, including retention bonus expense, investment banking fees, transfer taxes, legal costs, audit costs and other transaction costs, which are included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A.
(4)
Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for our reportable segments and Corporate activities as follows:

	2026			2025
(In thousands)	Qtr 3	Qtr 2	Qtr 1 (a)	Qtr 4	Qtr 3
Adjusted pretax operating income (loss)
Mortgage segment	$206,286	$207,821	$220,799	$221,994	$225,149
Specialty segment	86,465	28,596	40,069	N/A	N/A
Corporate activities	(39,051)	(40,568)	(29,061)	(18,429)	(19,057)
Total adjusted pretax operating income	$253,700	$195,849	$231,807	$203,565	$206,092

(a) For Specialty, includes results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 2)

Reconciliation of Diluted Net Income from Continuing Operations Per Share to Adjusted Diluted Net Operating Income Per Share

	2026			2025
	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3
Diluted net income from continuing operations per share	$1.28	$0.87	$0.93	$1.15	$1.11
Less per-share impact of reconciling income (expense) items
Net gains (losses) on financial instruments and foreign exchange	(0.03)	(0.04)	(0.06)	(0.01)	0.01
Amortization of other acquired intangible assets	(0.04)	(0.04)	(0.03)	—	—
Other purchase accounting adjustments, net	(0.08)	(0.20)	(0.17)	—	—
Acquisition-related expenses and other non-operating items	(0.04)	(0.05)	(0.16)	(0.01)	(0.06)
Income tax (provision) benefit on reconciling income (expense) items (2)	0.03	0.06	0.08	0.01	0.01
Per-share impact of reconciling income (expense) items	(0.16)	(0.27)	(0.34)	(0.01)	(0.04)
Adjusted diluted net operating income per share	$1.44	$1.14	$1.27	$1.16	$1.15

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Calculated using the company’s statutory tax rates of 21% for U.S. based adjustments and 25% for U.K. based adjustments.

Reconciliation of Return on Equity from Continuing Operations to Adjusted Net Operating Return on Equity

	2026			2025
	Qtr 3	Qtr 2	Qtr 1 (1)	Qtr 4	Qtr 3

Return on equity from continuing operations (2)	14.6%	9.8%	10.8%	13.5%	13.4%
Less impact of reconciling income (expense) items (3)
Net gains (losses) on financial instruments and foreign exchange	(0.3)%	(0.5)%	(0.7)%	(0.1)%	0.1%
Amortization of other acquired intangible assets	(0.5)%	(0.5)%	(0.3)%	—%	—%
Other purchase accounting adjustments, net	(0.9)%	(2.2)%	(2.0)%	—%	—%
Acquisition-related expenses and other non-operating items	(0.4)%	(0.6)%	(1.8)%	(0.1)%	(0.7)%
Income tax (provision) benefit on reconciling income (expense) items (4)	0.4%	0.7%	0.9%	0.1%	0.1%
Impact of reconciling income (expense) items	(1.7)%	(3.1)%	(3.9)%	(0.1)%	(0.5)%
Adjusted net operating return on equity	16.3%	12.9%	14.7%	13.6%	13.9%

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Calculated by dividing annualized net income from continuing operations by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(3)
Annualized, as a percentage of average stockholders’ equity.
(4)
Calculated using the company’s statutory tax rates of 21% for U.S. based adjustments and 25% for U.K. based adjustments.

See Exhibit F for additional information on our non-GAAP financial measures.

Radian Group Inc. and Subsidiaries

Mortgage Supplemental Information - New Insurance Written

Exhibit H

	2026			2025
($ in millions)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
NIW	$14,688	$16,331	$13,490	$15,850	$15,497
NIW by premium type
Direct monthly and other recurring premiums	97.6%	97.7%	97.7%	97.2%	96.4%
Direct single premiums	2.4%	2.3%	2.3%	2.8%	3.6%
NIW for purchases	96.6%	90.4%	78.6%	85.2%	94.8%
NIW for refinances	3.4%	9.6%	21.4%	14.8%	5.2%
NIW by FICO score (1) (2)
>=740	68.9%	67.8%	66.7%	65.5%	63.5%
680-739	25.9%	26.5%	28.4%	29.7%	31.8%
620-679	5.1%	5.5%	4.6%	4.8%	4.7%
<=619	0.1%	0.2%	0.3%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (1)
95.01% and above	16.9%	16.9%	17.2%	17.3%	16.3%
90.01% to 95.00%	44.8%	45.1%	44.1%	44.0%	46.5%
85.01% to 90.00%	30.3%	30.2%	29.9%	29.9%	29.2%
85.00% and below	8.0%	7.8%	8.8%	8.8%	8.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
At origination.
(2)
Credit score information is based primarily on FICO scores and, effective with the third quarter of 2026, includes a de minimis amount of loans underwritten using VantageScore credit scores. Such loans are included within the credit score bands presented above.

Radian Group Inc. and Subsidiaries

Mortgage Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2026			2025
($ in millions)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Primary IIF	$285,680	$284,035	$281,718	$282,519	$280,559
Primary RIF (1)	$75,937	$75,397	$74,651	$74,704	$74,039
Primary RIF by premium type
Direct monthly and other recurring premiums	92.0%	91.6%	91.2%	91.0%	90.7%
Direct single premiums	8.0%	8.4%	8.8%	9.0%	9.3%
Primary RIF by FICO score (2) (3)
>=740	61.3%	61.0%	60.7%	60.7%	60.7%
680-739	31.9%	32.2%	32.4%	32.4%	32.3%
620-679	6.6%	6.6%	6.7%	6.7%	6.8%
<=619	0.2%	0.2%	0.2%	0.2%	0.2%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	21.5%	21.2%	21.0%	20.7%	20.4%
90.01% to 95.00%	49.5%	49.1%	48.9%	48.6%	48.3%
85.01% to 90.00%	25.0%	25.6%	26.0%	26.4%	26.8%
85.00% and below	4.0%	4.1%	4.1%	4.3%	4.5%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	81.2%	81.6%	82.4%	83.6%	83.8%
Persistency Rate (quarterly, annualized) (4)	82.9%	81.6%	81.3%	81.6%	84.2%

(1)
RIF is presented on a gross basis and includes the amount ceded under reinsurance.
(2)
At origination.
(3)
Credit score information is based primarily on FICO scores and, effective with the third quarter of 2026, includes a de minimis amount of loans underwritten using VantageScore credit scores. Such loans are included within the credit score bands presented above.
(4)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

Radian Group Inc. and Subsidiaries

Supplemental Data - Inigo’s Unaudited Results of Operations

Exhibit J

The following tables includes Inigo’s unaudited results of operations for periods prior to the acquisition date. The amounts presented for the first quarter of 2026 include one month of pre-acquisition activity and results from the Closing Date through March 31, 2026. The amounts are presented on a basis consistent with how the company now reports results for its Specialty segment.

Specialty

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Net premiums written (1)	$277,888	$285,570	$254,676	$372,873	$308,827
(Increase) decrease in unearned premiums	(18,345)	19,424	68,044	(128,602)	(69,923)
Net premiums earned	259,543	304,994	322,720	244,271	238,904
Net investment income	24,999	24,516	22,399	20,980	19,580
Other income	1,760	2,429	1,694	2,095	994
Total	286,302	331,939	346,813	267,346	259,478
Provision for losses	141,500	175,991	110,493	82,751	182,495
Amortization of deferred policy acquisition costs	49,196	56,785	60,410	42,975	41,771
Other operating expenses	38,464	45,213	36,579	34,777	30,654
Interest expense	3,493	4,772	3,328	3,293	3,256
Total	232,653	282,761	210,810	163,796	258,176
Adjusted pretax operating income	$53,649	$49,178	$136,003	$103,550	$1,302

(1)
Gross premiums written for the periods presented were as follows:

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Gross premiums written	$416,264	$314,619	$284,522	$498,403	$425,126

	2026	2025
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Loss Ratio (1)
Current period	59.1%	59.3%	43.0%	56.8%	95.7%
Prior period development	(4.6)%	(1.6)%	(8.8)%	(22.9)%	(19.3)%
Total Loss Ratio	54.5%	57.7%	34.2%	33.9%	76.4%
Expense Ratio (2)	33.8%	33.4%	30.1%	31.8%	30.3%
Combined Ratio (3)	88.3%	91.1%	64.3%	65.7%	106.7%

(1)
Calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
Calculated as operating expenses (which consist of amortization of deferred policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.
(3)
Calculated as the sum of Loss Ratio and Expense Ratio. For the year ended December 31, 2025, Inigo’s Combined Ratio was 81.1%.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “pursue,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time, and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

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general economic and market conditions, including: changes resulting from inflationary pressures, the interest rate environment and the risk of recession and higher unemployment rates; other macroeconomic stresses and uncertainties; political and geopolitical events, instability and conflict, including the current hostilities in the Middle East; supply chain disruptions; civil disturbances; endemics/pandemics; and extreme weather events and other natural disasters that may adversely affect economic conditions and the markets in which we do business;
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the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market and the credit performance of our insured mortgage portfolio, as well as our business prospects;
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our ability to successfully implement our business strategy through varying market and economic cycles, including the softening premium rate environment that our Specialty segment is currently experiencing;
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risks associated with investments to diversify and grow our business or to pursue new lines of business or development of new products and services, and additional financial risks related to these investments, including required changes in our investment, financing and hedging strategies, and risks associated with our use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets;
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our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE, Lloyd’s and/or regulatory approvals and licenses that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;
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Radian Guaranty’s ability to remain an approved insurer to the GSEs, including the ability to comply with the PMIERs;
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changes in the current housing finance system in the United States, including the roles and areas of primary focus of the FHA, the U.S. Department of Veterans Affairs (“VA”), the GSEs and private mortgage insurers in this system;
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risks related to the quality of third-party mortgage underwriting and mortgage loan servicing, including the timeliness and accuracy of servicer reporting;
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a decrease in the Persistency Rate of our mortgage insurance on insurance policies where premiums are paid on a monthly installment basis;
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the possibility that for our Mortgage segment we may fail to accurately calculate or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our mortgage insurance operations and our risk distribution strategies;
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risks associated with our integration of Inigo and the operation of our Specialty business, including: the possibility that the anticipated benefits and impacts of the acquisition are not realized when expected, or at all; risks related to the volatility and uncertainty of expected future performance and results in our Specialty segment; and risks associated with Radian’s ability to successfully execute on its strategic evolution to become a global multi-line specialty insurer, such as risks associated with entering new markets and lines of business and our ability to manage international operations;

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risks associated with the sale of our Title business, including: the ability to complete the transaction; risks and uncertainties related to securing third-party approvals, consents and regulatory approvals; and the risk that certain post-closing activities may divert management’s attention from our ongoing business operations;
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claims for natural catastrophic events or severe economic events in our Specialty segment that could cause large losses and substantial volatility in our results of operations;
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our ability to maintain an adequate level of capital in our subsidiaries, including for our insurance subsidiaries, to satisfy current and future requirements of regulators, the GSEs and Lloyd’s;
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our ability to successfully execute and implement our capital plans, including loss limitation and risk distribution strategies through the capital markets, traditional reinsurance markets or other strategies, and to maintain sufficient holding company liquidity to meet our ongoing liquidity needs;
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the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control and, in connection with the Intercompany Note, will require prior approval from the Pennsylvania Insurance Department for distributions from Radian Guaranty to us for a period of at least three years and possibly up to five years following the Closing Date of the Inigo acquisition;
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the ability of our U.S. principal operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our U.S. insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators;
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changes in the charters or business practices of, or rules or regulations imposed by or applicable to: (i) in the case of our Mortgage segment, the GSEs or loans purchased by the GSEs and (ii) in the case of our Specialty segment, Lloyd’s;
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government actions and the adoption of (or failure to adopt) new laws, regulations and executive orders, changes in existing laws, regulations and executive orders, or the way they are interpreted or applied, and adoption of laws, regulations or executive orders that conflict among jurisdictions in which we operate;
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legal and regulatory claims, assertions, actions, reviews, audits, inquiries or investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;
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changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
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competition, including increased competition, on the basis of pricing, capacity (including, with respect to our Specialty segment, alternative sources of capital from both traditional markets and alternative capital, including catastrophe bonds), coverage terms or other factors and, specifically with respect to our Mortgage segment, competition from current and potential new mortgage insurers, the FHA and the VA and from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;
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the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves;
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the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to the increase in the number and sophistication of attempted cyber-attacks or cyber-intrusions such as malware, unauthorized access, ransomware and, more recently, the ability of cyber threat actors (including the AI itself acting autonomously) to use AI tools to find and exploit vulnerabilities;
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volatility in our financial results caused by changes in the fair value of our assets carried at fair value;
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changes in U.S. GAAP or SAP rules and guidance, or their interpretation;
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the amount and timing of potential payments or adjustments associated with tax examinations; and
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our ability to attract, develop and retain key employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and to subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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